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                                                                EXHIBIT 99.11(b)

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in Post-Effective Amendment No. 5 to Registration Statement No. 33-53151 of Prudential Europe Growth Fund, Inc. of our report dated June 13, 1996, appearing in the Statement of Additional Information, which is included in such Registration Statement, and to the references to us under the headings "Financial Highlights" in the Prospectus, which is also included in such Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
New York, New York
June 30, 1997